UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                       8-K



                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the


                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                  July 6, 1998



Commission   Registrants; State of Incorporation;       IRS Employer
File Number       Address; and Telephone Company      Identification
                                                            No.

  1-11327           Illinova Corporation                 37-1319890
                    (an Illinois Corporation)
                    500 S. 27th Street
                    Decatur, IL  62525
                    (217) 424-6600

   1-3004           Illinois Power Company               37-0344645
                    (an Illinois Corporation)
                    500 S. 27th Street
                    Decatur, IL  62525
                    (217) 424-6600



        Total number of sequentially  numbered pages is 5.

Item 5.  Other Materially Important Events
--------------------------------------------------------------------------------

Attached is a summary of a communication provided to the media on July 6, 1998.

Note: Illinova's management is taking advantage of safe harbor disclosure provisions by issuing this report which contains estimates, projections and other forward-looking statements that involve risks and uncertainties. Actual results or outcomes could differ materially from those provided in the forward-looking statements as a result of such important factors as: the outcome of state and federal regulatory proceedings affecting the restructuring of the electric and gas utility industries; the impacts of new laws and regulations relating to restructuring, environmental, and other matters have on Illinova and its subsidiaries; the effects of increased competition on the utility businesses; risks of owning and operating a nuclear facility; changes in prices and cost of fuel; factors affecting non-utility investments, such as the risk of doing business in foreign countries; construction and operation risks; and increases in financing costs. All forward-looking statements are based upon information presently available, and Illinova assumes no obligation to update any forward-looking statements.


      REPLACEMENT POWER, CLINTON RESTART COSTS NEGATE EARNINGS EXPECTATIONS

         After experiencing unprecedented and unexpected prices for power purchases during the last week of June, Illinova Corp. said today that 1998 projected replacement power costs for Illinois Power will significantly exceed previous projections. Illinova now expects modest, if any, earnings for the year due to higher purchase prices for replacement power and greater than previously projected expenditures for recovery efforts at Clinton Power Station.

         The company also bases these projections on an uncertain and highly volatile electric power market, which could cause material changes to its outlook as the year progresses. Illinova will see a significant loss for the six months ended June 30, 1998.

         Due to hot weather during late June, demand for electricity exceeded forecasts. With electric supplies tight throughout the entire Midwest, market prices for replacement power climbed to unprecedented levels during the late June heat wave. Illinois Power saw purchase prices soar to $4 and higher per kilowatt-hour, a unit of energy the company sells to retail customers for no more than 10 cents.

         On June 30, Illinois Power petitioned the Federal Energy Regulatory Commission for an emergency rule limiting the cost of emergency power. The company also will consider other actions to reverse the costs incurred to date and to establish a more reasonable and certain cost basis for the remainder of the summer.

         The company will carefully review its uses of cash, including the future declaration of common dividends during the remainder of the year. The common dividend payable in August was declared in June and will be paid. The next dividend declaration is scheduled for August, for dividends payable in November.

         Good progress is being made toward restarting the Clinton Power Station prior to year end 1998, but increased expenses are needed to support the overall recovery process. The company now projects that Clinton expenditures for 1998 will be approximately $45 million higher than previously expected.

         The issues impacting 1998's financial results should not be a problem when Clinton is returned to service. The company will continue its efforts to achieve the prospect of significantly enhanced shareholder value and customer service.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     ILLINOVA CORPORATION
                                                     (Registrant)

                                                     By/s/Leah Manning Stetzner
                                                     ---------------------------
                                                     Leah Manning Stetzner
                                                     General Counsel and
                                                     Corporate Secretary
                                                     on behalf of
                                                     Illinova Corporation



Date:    July 6, 1998



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     ILLINOIS POWER COMPANY
                                                     (Registrant)

                                                     By/s/Leah Manning Stetzner
                                                     ---------------------------
                                                     Leah Manning Stetzner
                                                     Vice President, General
                                                     Counsel, and Corporate
                                                     Secretary on behalf of
                                                     Illinois Power Company



Date:    July 6, 1998